Exhibit (a)

ARTICLES OF INCORPORATION

OF

FRANKLIN SQUARE INVESTMENT CORPORATION

ARTICLE I

INCORPORATOR

The undersigned, Michael C. Forman, whose address is 2929 Arch Street, Suite 675, Philadelphia, PA 19104-2867, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland.

ARTICLE II

NAME

The name of the corporation is Franklin Square Investment Corporation (the “Corporation”).

ARTICLE III

PURPOSE

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force, including conducting and carrying on the business of a business development company, subject to making an election under the Investment Company Act of 1940, as amended (the “1940 Act”).

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the resident agent of the Corporation in Maryland is The Corporation Trust Incorporated The street address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

ARTICLE V

SHARES

The Corporation has authority to issue 100,000,000 shares of common stock at $0.001 par value per share.

ARTICLE VI

DIRECTORS

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be one, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The name of the director who shall serve until the first meeting and until his successor is duly elected and qualified is Michael C. Forman.

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IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 21st day of December, 2007.

SIGNATURE OF INCORPORATOR:

/s/ Michael C. Forman
Michael C. Forman